               [Letterhead of Simpson Thacher & Bartlett LLP]

                                                                    EXHIBIT 5.1

                                     April 15, 2005

Cooper-Standard Automotive Inc.
39550 Orchard Hill Place Drive
Novi, Michigan 48375

Ladies and Gentlemen:

         We have acted as counsel to Cooper-Standard Automotive Inc., an Ohio corporation (the "Company"), Cooper-Standard Holdings Inc., a Delaware
corporation ("Holdings"), and certain subsidiaries of the Company named on Annex
I attached hereto (the "Subsidiary Guarantors" and, collectively with Holdings, the "Guarantors"), in connection with the Registration Statement on Form S-4,
File No. 333-123708 (the "Registration Statement"), filed by the Company and the
Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to (i) the issuance by the
Company of $200,000,000 aggregate principal amount of 7% Senior Notes due 2012
(the "Senior Exchange Notes") and the issuance by the Guarantors of guarantees
(the "Senior Guarantees") relating to the Senior Exchange Notes and (ii) the issuance by the Company of $350,000,000 aggregate principal amount of 8 3/8%
Senior Subordinated Notes due 2014 (the "Senior Subordinated Exchange Notes"
and, together with the Senior Exchange Notes, the "Exchange Notes") and the
issuance by the Guarantors of guarantees (the "Senior Subordinated Guarantees"
and, together with the Senior Guarantees, the "Guarantees") relating to the
Senior Subordinated Exchange Notes. The Senior Exchange Notes and the Senior
Guarantees will be issued under an indenture (the "Senior Indenture"), dated as of December 23, 2004, among the Company, the Guarantors and Wilmington Trust
Company, as Trustee, and the Senior Subordinated Exchange Notes and the Senior
Subordinated Guarantees will be issued under an indenture (the "Senior
Subordinated Indenture" and, together with the Senior Indenture, the
"Indentures"), dated as of December 23, 2004, among the Company, the Guarantors and Wilmington Trust Company, as Trustee. The Senior Exchange Notes will be offered by the Company in exchange for $200,000,000 aggregate principal amount of its outstanding 7% Senior Notes due 2012 and the Senior Subordinated Exchange
Notes will be offered by the Issuer in exchange for $350,000,000 aggregate principal amount of its outstanding 8 3/8% Senior Subordinated Notes due 2014.

         We have examined the Registration Statement and the Indentures, which have been filed with the Commission as exhibits to the Registration Statement.
We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

         In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indentures are the valid and legally binding obligations of the Trustee. We have assumed further that (1) the Company and the each of the Guarantors that is not incorporated or formed in the State of Delaware (together with the Company, the "Non-Delaware Entities") is validly existing and in good standing under the laws of the jurisdiction in which it was organized, (2) each of the Non-Delaware Entities has duly authorized, executed and delivered the Indentures in accordance with the law of their respective states of organization, (3) the Company has duly authorized, executed and delivered the Notes and (4) execution, delivery and performance by the Company and the Guarantors of the Indentures do not and will not violate the law of their respective states of organization or any other applicable law (excepting the law of the State of New York and the federal laws of the United States).

         Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

         1. When the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of each
         Indenture upon the exchange described above, the Exchange Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         2. When (a) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of each
         Indenture upon the exchange and (b) the Guarantees have been duly issued, the Guarantees will constitute valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

         Our opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii)
general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         Insofar as the opinions expressed herein relate to or are dependent upon matters governed by (i) the laws of the State of Ohio, (ii) the laws of the
State of Texas, (iii) the laws of the State of North Carolina and (iv) the laws of the State of Michigan, we have relied upon (w) the opinion of Shumaker, Loop
& Kendrick, LLP, dated the date hereof, (x) the opinion of Hughes & Luce LLP, dated the date hereof, (y) the opinion of Moore & Van Allen PLLC, dated the date hereof and (z) the opinion of Miller, Canfield, Paddock and Stone, PLC, dated the date hereof, respectively.

         We do not express any opinion herein concerning any law other than the law of the State of New York, the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), the Delaware
Limited Liability Company Law and, to the extent set forth herein, the laws of the States of Ohio, Texas, North Carolina and Michigan.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption
"Legal Matters" in the Prospectus included in the Registration Statement.

                                       Very truly yours,

                                       /s/ Simpson Thacher & Bartlett LLP
                                       SIMPSON THACHER & BARTLETT LLP

ANNEX I

                              SUBSIDIARY GUARANTORS

LEGAL NAME                                                                   JURISDICTION OF INCORPORATION
----------                                                                   -----------------------------

Cooper-Standard Automotive Fluid Systems Mexico Holding LLC                  Delaware
Cooper-Standard Automotive NC L.L.C.                                         North Carolina
Cooper-Standard Automotive OH, LLC                                           Ohio
CSA Services Inc.                                                            Ohio
NISCO Holding Company                                                        Delaware
North American Rubber, Incorporated                                          Texas
StanTech, Inc.                                                               Delaware
Sterling Investments Company                                                 Delaware
Westborn Service Center, Inc.                                                Michigan